CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Post-Effective Amendments to the registration statement on Form N-1A (“Registration Statements”) of our reports relating to the financial statements and financial highlights of the funds listed below, which appear in such Registration Statements. We also consent to the references to us under the headings "Financial highlights" and "Auditor and Financial Statements" in such Registration Statements.

Fund Report Date Post-	Fund Report Date Post-	Fund Report Date Post-	Fund Report Date Post-
Effective	Effective	Effective	Effective

Putnam Massachusetts Tax	July 10, 2014	38	333-5416
Exempt Income Fund

Putnam Michigan Tax	July 11, 2014	38	333-8923
Exempt Income Fund

Putnam Minnesota Tax	July 11, 2014	38	333-8916
Exempt Income Fund

Putnam Ohio Tax	July 11, 2014	38	333-8924
Exempt Income Fund

Putnam New Jersey Tax	July 14, 2014	29	333-32550
Exempt Income Fund

Putnam Pennsylvania Tax	July 14, 2014	31	333-28321
Exempt Income Fund

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Boston, Massachusetts
September 24, 2014